HICKOK INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 6 and FOR three year say on pay votes.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - ROBERT L. BAUMAN	☐	☐	02 - EDWARD F. CRAWFORD	☐	☐	03 - JENNIFER A. ELLIOTT	☐	☐
04 - T. HAROLD HUDSON	☐	☐	05 - JAMES T. MARTIN	☐	☐	06 - STEVEN H. ROSEN	☐	☐
07 - JANET H. SLADE	☐	☐	08 - KIRIN M. SMITH	☐	☐			

	For	Against	Abstain
2. Ratification of Meaden & Moore, Ltd. as the Company's Independent Auditors for 2013.	☐	☐	☐
3. To approve and adopt the 2013 Omnibus Equity Plan.	☐	☐	☐
4. Approval of the advisory resolution relating to executive officer compensation disclosed in this proxy statement.	☐	☐	☐
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. An advisory vote on the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 1 5 1 6 7 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01KBQD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HICKOK INCORPORATED

Proxy — HICKOK INCORPORATED

10514 Dupont Avenue
Cleveland, Ohio 44108-1399
This PROXY is solicited on Behalf of the Board of Directors for the Annual Meeting - February 27, 2013

The undersigned hereby appoints Robert L. Bauman and Gregory M. Zoloty and each of them with the power of substitution or resubstitution as proxies, and authorizes them to vote, as designated on the reverse, all of the common shares of Hickok Incorporated held of record by the undersigned on January 4, 2013 at the Annual Meeting of Shareholders to be held on February 27, 2013 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.